UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2017

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 13, 2017, Bravatek Solutions, Inc. (the “Company”) entered into a Strategic Alliance Agreement with Cobweb Security Ltd (“Cobweb Security”), an Israeli corporation engaged in providing website security for small and medium businesses as well as for hosting companies, designating the Company as Cobweb Security’s project-based business partnership channel for small and medium businesses and hosting companies for the purpose of promoting Cobweb Security’s products and services, and pursuant to which Cobweb Security will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 15%-20% of project revenue for clients introduced by Bravatek and registered with Cobweb Security via its system, and delivered through the Company or a Cobweb Security-designated distribution affiliate or sales channel.

The foregoing description of the agreement and its terms is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

99.1	Strategic Alliance Agreement dated December 12, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVATEK SOLUTIONS, INC.

Date: December 14, 2017	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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